Exhibit 10.3

Execution Version

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement” or this “Agreement”), dated as of February 11, 2011, by and among Kraton Polymers LLC, a Delaware limited liability company (the “Borrower”), Kraton Performance Polymers, Inc. (formerly known as Polymer Holdings LLC.), a Delaware corporation (“Holdings”), and the other parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and BANK OF AMERICA, N.A., as collateral agent (in such capacity together with its successors and assigns, the “Collateral Agent”) for the holders of the Secured Obligations referenced below.

W I T N E S S E T H

WHEREAS, revolving credit and term loan facilities were established in favor of the Borrower pursuant to the terms of that certain credit and guaranty agreement dated as of December 23, 2003 (as amended and modified prior to the Closing Date, the “Existing Credit Agreement”) among the Borrower, Holdings, certain of the Borrower’s subsidiaries, as guarantors thereunder, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent;

WHEREAS, the Borrower wishes to refinance certain indebtedness, including all of the existing indebtedness under the Existing Credit Agreement, pursuant to the terms and conditions under that certain Credit Agreement (as defined below);

WHEREAS, reference is made to that certain Credit Agreement dated as of February 11, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, Holdings, the other Guarantors thereunder, the Lenders party thereto and Bank of America, N.A., as Administrative Agent for the Lenders thereunder, pursuant to which revolving credit and term loan facilities were established in favor of the Borrower pursuant to the terms contained therein; and

WHEREAS, this Security Agreement is required under the terms of that certain Credit Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a) Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement. In addition, the following terms, which are defined in the UCC as in effect from time to time in the State of New York, are used as defined therein (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Accession, Account, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Consignee, Consignment, Consignor, Deposit Account, Document, Entitlement Order, Equipment, Fixtures, General Intangible, Goods,

Instrument, Inventory, Investment Property, Proceeds, Securities Account, Securities Intermediary, Security Entitlement, Software, and Supporting Obligation.

(b) As used herein, the following terms shall have the meaning set forth below:

“Borrower” has the meaning provided in the introductory paragraph hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Collateral Agent” has the meaning provided in the introductory paragraph hereof.

“Control” shall mean: (1) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC and (2) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC.

“Control Agreement” has the meaning provided in the Credit Agreement.

“Controlled Deposit Account” has the meaning provided in the Credit Agreement.

“Controlled Securities Account” has the meaning provided in the Credit Agreement.

“Copyright License” means any written agreement providing for the grant by or to a Grantor of any right under any Copyright.

“Copyrights” means (a) all registered and unregistered United States copyrights in all Works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Copyright Office and (b) all renewals thereof.

“Credit Agreement” has the meaning provided in the recitals hereof.

“Event of Default” has the meaning provided in the Credit Agreement.

“Existing Credit Agreement” has the meaning provided in the recitals hereof.

“Grantor” has the meaning provided in the introductory paragraph hereof.

“Indemnified Party” has the meaning provided in Section 8(b) hereof.

“Intellectual Property” means the collective reference to all United States rights, priorities and privileges relating to intellectual property, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade secrets and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation or other violation or impairment thereof, and all Proceeds therefrom, including license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Investment Accounts” means the Securities Accounts, Commodities Accounts and Deposit Accounts listed on Schedule 6.23 of the Credit Agreement (as such schedule may be amended, supplemented or modified from time to time in accordance with Section 5(g)(ii) hereof).

“Patent License” means any written agreement providing for the grant by or to a Grantor of any right to manufacture, use or sell any invention covered by a Patent.

“Patents” means (a) all letters patent of the United States and all reissues and extensions thereof and (b) all applications for letters patent of the United States and all divisions, continuations and continuations-in-part thereof.

“Secured Obligations” means, without duplication, (a) all Obligations and (b) all costs and expenses incurred in connection with enforcement and collection of the Secured Obligations, including reasonable attorneys’ fees and expenses.

“Security Agreement” has the meaning provided in the introductory paragraph hereof.

“Trademark License” means any written agreement providing for the grant by or to a Grantor of any right to use any Trademark.

“Trademarks” means all United States (a) trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, trade styles, service marks, internet domain names, logos and other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any state thereof, (b) all renewals thereof and (c) all goodwill of the business connected with the use of and symbolized by any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the state of New York from time to time; provided, however, that in the event that, by reason of mandatory provision of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Work” means any work that is subject to copyright protection pursuant to Title 17 of the United States Code.

(c) Other Interpretive Provisions. With reference to this Agreement: (i) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (ii) the words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision hereof, (iii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears, (iv) the term “including” is by way of example and not limitation, (v) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (vi) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

2.	Grant of Security Interest in the Collateral.

To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Grantor hereby grants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against, any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired or arising hereafter (collectively, the “Collateral”):

(a) all Accounts;

(b) all cash and currency;

(c) all Chattel Paper;

(d) those Commercial Tort Claims identified on Schedule 2(d) attached hereto;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Instruments identified on Schedule 2(i) attached hereto;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Accounts;

(m) all Investment Property;

(n) all Software;

(o) all Supporting Obligations;

(p) all other personal property of such Grantor of whatever type or description and

(q) to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to, and the “Collateral” shall not include, any Excluded Property.

The Grantors and the Collateral Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising, and (ii) is not to be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks or Trademark Licenses.

3.	Provisions Relating to Accounts.

(a) Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Collateral Agent nor any holder of the Secured Obligations shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Collateral Agent or any holder of the Secured Obligations of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any holder of the Secured Obligations be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b) At any time after the occurrence and during the continuation of an Event of Default, (i) the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications, (ii) upon the Collateral Agent’s request, and at the expense of the Grantors, the Grantors shall furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (iii) the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts.

4.	Representations and Warranties.

Each Grantor hereby represents and warrants to the Collateral Agent, for the benefit of the holders of the Secured Obligations, that:

(a) Legal Name; Chief Executive Office. As of the date hereof:

(i) Each Grantor’s exact legal name, state of incorporation or formation and organizational identification number, if any, type of organization and chief executive office are (and for the prior four months has been) as set forth in Schedule 6.20(a)(i) and Schedule 6.20(b) to the Credit Agreement.

(ii) Other than as set forth on Schedule 6.20(b) of the Credit Agreement, no Grantor has been party to a merger, consolidation or other change in structure or has become bound as a debtor under a security agreement entered into by another person in the prior one (1) year.

(b) Ownership. Each Grantor is the legal and beneficial owner of the Collateral that it purports to own and is pledging and has the right to pledge, sell, assign or transfer the same.

(c) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Grantor and, upon filing of UCC financing statements naming such Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the filing office(s) set forth opposite such Grantor’s name on Schedule 4(i) hereof, shall constitute a valid perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. Other than any financing statements filed in favor of the Collateral Agent, no effective financing statement, fixture filing or other instrument of similar effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (i) financing statements filed in connection with the Permitted Liens and filings for which proper termination statements have been delivered to the Collateral Agent for filing and (ii) in the case of Intellectual Property, any recordation of Liens that may inadvertently remain on record with the United States Copyright Office or United States Patent and Trademark Office but as to which Liens a release thereof has been executed in favor of the relevant Grantor by the party to which such Liens were granted.

(d) Accounts. (i) Each Account of such Grantor and the papers and documents relating thereto are genuine and in all material respects what they purport to be and (ii) each Account of such Grantor arises out of (A) a bona fide sale of Goods sold and delivered (or to be sold and delivered) by such Grantor or (B) services theretofore actually rendered (or to be actually rendered) by such Grantor to the account debtor named therein.

(e)	Copyrights, Patents and Trademarks.

(i) Schedule 6.17 of the Credit Agreement includes all material Copyrights, Patents and Trademarks registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by any Grantor as of the date hereof.

(ii) All registrations or letters pertaining material Copyrights, Patents and Trademarks have been duly and properly filed, and to each Grantor’s knowledge, each material Copyright, Patent and Trademark of such Grantor is valid, subsisting, unexpired, and enforceable and has not been abandoned.

(iii) Except as could not reasonably be expected to have a Material Adverse Effect, to each Grantor’s knowledge no holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of any Copyright, Patent or Trademark.

(iv) No claim has been asserted and is pending and no Grantor knows of any such claim seeking to limit, cancel or question the validity of any Copyright, Patent or Trademark that could reasonably be expected to have a Material Adverse Effect.

(f)	Investment Accounts.

(i) Schedule 6.23 to the Credit Agreement (as such schedule may be amended or supplemented from time to time in accordance with Section 5(g)(ii) hereof) sets forth under the headings “Securities Accounts” and “Commodities Accounts,” respectively, all of the Securities Accounts and Commodities Accounts in excess of $1,000,000 in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having Control over, or any other interest in, any such Securities Account or Commodity Account or securities or other property credited thereto other than Permitted Liens.

(ii) Schedule 6.23 to the Credit Agreement (as such schedule may be amended or supplemented from time to time in accordance with Section 5(g)(ii) hereof) sets forth under the headings “Deposit Accounts” all of the Deposit Accounts in excess of $1,000,000 in which each Grantor has an interest. Each Grantor is the sole entitlement holder of each such Deposit Account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant thereto) having Control over, or any other interest in, any such Deposit Account or other property credited thereto other than Permitted Liens.

(iii) Each Grantor will, within forty-five (45) days of the Closing Date, take all actions necessary or desirable, including those specified in Section 5(g)(iii) of this Security Agreement, to establish Collateral Agent’s Control over any portion of the property constituting Securities Accounts, Commodities Accounts and Deposit Accounts (excluding, in the case of Deposit Accounts, any zero balance account), in each case, any such account(s) having an average monthly balance of $1,000,000 or more, individually or in the aggregate.

(g) Commercial Tort Claims. Schedule 2(d) attached hereto (as such schedule may be amended or supplemented from time to time) sets forth all of the Commercial Tort Claims of such Grantor other than any Commercial Tort Claim having a value of less than $5,000,000 individually and $5,000,000 in the aggregate.

(h) Instruments. Schedule 2(i) attached hereto (as such schedule may be amended or supplemented from time to time) sets forth all of the Instruments of such Grantor other than any Instrument having a principal amount outstanding of $1,000,000 or less, individually or in the aggregate or constituting checks delivered in the ordinary course of business. Each Grantor has taken all actions necessary or desirable, to deliver to the Collateral Agent all of the Instruments of such Grantor other than any Instrument having a principal amount outstanding of less than $1,000,000, individually or in the aggregate or constituting checks delivered in the ordinary course of business.

(i) Exercising of Rights. The exercise by the Collateral Agent of its rights and remedies hereunder will not violate any Law or governmental regulation or any material contractual restriction binding on or affecting a Grantor or any of its property; provided, however, that this representation is not made with respect to the Collateral Agent’s compliance with securities law matters.

(j) Grantor’s Authority. No authorization, approval or action by and no notice or filing with any Governmental Authority is required either (i) for the granting of the security interest by a Grantor pursuant to this Security Agreement (except as have been already obtained) or (ii) for the exercise by the Collateral Agent or the holders of the Secured Obligations of their rights and remedies hereunder (except as may be required by Laws affecting the offering and sale of securities, the filing of UCC financing statements in the filing office(s) set forth opposite such Grantor’s name on Schedule 4(i) hereof and, in the case of registered Copyrights, filings in the United States Copyright Office).

5.	Covenants.

Each Grantor hereby covenants and agrees that, so long as any of the Secured Obligations remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

(a) Other Liens; Disposition of Collateral. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein; provided, however, that each Grantor shall be permitted to effect the dispositions, as described in clauses (i) through (viii) of the definition of Disposition under the Credit Agreement and to otherwise dispose of property as permitted under the Credit Agreement.

(b) Perfection of Security Interest. Execute and deliver to the Collateral Agent such agreements, assignments or instruments (including such affidavits, notices and reaffirmations, amendments and restatements of existing documents) as the Collateral Agent may reasonably request and do all such other things as the Collateral Agent may reasonably deem necessary, appropriate or convenient to (i) assure to the Collateral Agent the effectiveness and priority of its security interests hereunder in accordance with the UCC and, with respect to registered Intellectual Property (or applications therefor) to the extent not subject to the UCC, applicable federal law including (A) filing or authorizing the Collateral Agent to file such financing statements (including renewal statements), amendments and supplements or such other instruments as the Collateral Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to material Copyrights and exclusive Copyright Licenses in respect of material registered Copyrights for which any Grantor is the licensee, executing and delivering a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 5(b)-1 attached hereto, (C) with regard to material Patents, executing and delivering a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 5(b)-2 attached hereto and (D) with regard to material registered Trademarks and Trademark applications that are included in the Collateral, executing and delivering a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(b)-3 attached hereto, (ii) consummate the transactions contemplated hereby and (iii) otherwise protect and assure the Collateral Agent of its rights and interests hereunder. To that end, each Grantor authorizes the Collateral Agent to file one or more financing statements (which may describe the collateral as “all assets” or “all personal property” or words of similar effect) disclosing the Collateral Agent’s security interest in any or all of the Collateral of such Grantor without such Grantor’s signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Collateral Agent, its nominee or any other Person whom the Collateral Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Collateral Agent’s reasonable discretion would be necessary, appropriate or convenient in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Secured Obligations remain unpaid and until the commitments relating thereto shall have been terminated. In the event for any reason the Law of any U.S. jurisdiction other than the State of New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Secured Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Collateral Agent in its sole discretion reasonably deems necessary, appropriate or convenient to preserve, protect and enforce the security interests of the Collateral Agent under the Law of such other U.S. jurisdiction (and, if a Grantor shall fail to do so promptly upon the request of the Collateral Agent, then the Collateral Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove).

(c) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than in the ordinary course of a Grantor’s business or as required by Law.

(d) Covenants Relating to Copyrights. Not knowingly do any act or omit to do any act whereby any material Copyright may reasonably be expected to become invalidated and shall (i) not knowingly do any act or omit to do any act whereby any material Copyright may become part of the public domain (other than pursuant to the natural term thereof), (ii) notify the Collateral Agent when practicable if it knows that any material Copyright may become part of the public domain or of any materially adverse determination or development (including the institution of, or any such determination or development in, any court or tribunal in the United

States) regarding a Grantor’s ownership of any such Copyright or its validity, (iii) take such actions as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each material Copyright owned by a Grantor including filing of applications for renewal where necessary and (iv) notify the Collateral Agent when practicable of any material infringement of any material Copyright of a Grantor of which it becomes aware and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Copyright, including, where appropriate, the bringing of suit for infringement, seeking injunctive relief and seeking to recover any and all damages for such infringement.

(e)	Covenants Relating to Patents, Trademarks and Intellectual Property.

(i) to the extent reasonable under the circumstances, (A) continue to use each material Trademark on each and every trademark class of Goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (B) maintain as in the past the quality of products and services offered under such Trademark, (C) employ such Trademark with the appropriate notice of registration, (D) not adopt or use any mark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the holders of the Secured Obligations, shall obtain a perfected security interest in such mark pursuant to this Security Agreement and (E) not do any act or omit to do any act (or permit any licensee or sublicensee thereof to do any act or omit to do any act) whereby any material Trademark may become invalidated.

(ii) to the extent reasonable under the circumstances, Grantor shall not do any act, or omit to do any act, whereby any material Patent may become abandoned or dedicated to the public.

(iii) notify the Collateral Agent when practicable if it knows that any application or registration relating to any material Patent or Trademark may become abandoned or dedicated to the public (other than pursuant to the natural terms thereof), or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office other than routine prosecution matters) regarding a Grantor’s ownership of any material Patent or Trademark or its right to register the same or to keep and maintain the same.

(iv) take such actions as it shall reasonably deem appropriate under the circumstances, including in any proceeding before the United States Patent and Trademark Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Patents and Trademarks, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(v) notify the Collateral Agent when practicable after it learns that any material Patent or Trademark included in the Collateral is materially infringed, misappropriated or diluted by a third party and take such actions as it shall reasonably deem appropriate under the circumstances to sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or to otherwise protect such Patent or Trademark.

(vi) with respect to any specific item of Intellectual Property, if any Grantor obtains knowledge of any Lien recorded with the United States Patent and Trademark Office or the United States Copyright Office against such Intellectual Property for which a release was not previously recorded and as to which a release in favor of a Grantor has been executed by the party to which the Lien was granted (other than a Lien securing the Obligations), such Grantor shall promptly file a release with the United States Patent and Trademark Office or United States Copyright Office with respect to such Intellectual Property.

(f)	Covenants Relating to Commercial Tort Claims.

(i) concurrently with financial statements under Section 7.01(a) of the Credit Agreement, notify the Collateral Agent in writing of the initiation of any Commercial Tort Claim equal to or greater than $5,000,000 individually or $5,000,000 in the aggregate before any Governmental Authority by or in favor of such Grantor.

(ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as the Collateral Agent may reasonably deem necessary, appropriate or convenient, or as are required by Law, to create, perfect and maintain the Collateral Agent’s security interest in any Commercial Tort Claim.

(g)	Covenants Relating to Investment Accounts.

(i)(A) except in the case of accounts described in clauses (y) and (z) of the next succeeding sentence, deposit all Cash it receives into a Controlled Deposit Account or Controlled Securities Account, (B) credit all Security Entitlements into a Controlled Securities Account, (C) credit all Commodity Contracts it acquires into a Controlled Securities Account and (D) maintain each Securities Account, Commodities Account and Deposit Account listed on Schedule 6.23 of the Credit Agreement (as such schedule may be amended or supplemented from time to time in accordance with Section 5(g)(ii) hereof) as a Controlled Securities Account or Controlled Deposit Account, as applicable. No Grantor shall be required to maintain Control Agreements with respect to (y) zero-balance accounts for the purpose of managing local disbursements and may maintain payroll, withholding tax and other fiduciary accounts and (z) other accounts so long as the aggregate monthly average daily balance over the immediately preceding twelve (12)-month period for all such Grantors in all such other accounts not subject to effective Control Agreement(s) does not exceed $1,000,000. On or prior to the date that is forty-five (45) days after the Closing Date (or such later date as the Collateral Agent may agree), each of the Grantors shall deliver, to the extent not delivered to the Collateral Agent on the Closing Date (after the use of commercially reasonable efforts), each Control Agreement with respect to each Deposit Account, Commodities Account or Security Account existing on the Closing Date (except for those accounts terminated within forty-five (45) days of the Closing Date, provided that the Collateral Agent shall have received notice of such termination on or prior to such forty-fifth day) to the extent required to be delivered pursuant to this Section 5(g) and Section 7.15 of the Credit Agreement.

(ii) In the case any Grantor creates or acquires a Deposit Account, Commodities Account and/or Securities Account after the Closing Date in excess of $1,000,000, such Grantor shall (A) amend Schedule 6.23 to the Credit Agreement to include such Deposit Account, Securities Account and/or Commodities Account, as applicable, and (B) except in the case of accounts described in clauses (y) and (z) of Section 5(g)(i) above, enter into Control Agreements as required pursuant to Section 5(g)(i) with respect to such Deposit Account, Securities Account or Commodities Account referenced in clause (A) above as of or prior to the deposit or transfer of any funds, Securities Entitlements or Commodity Contracts, into any such account. Notwithstanding the foregoing, each Grantor may (y) maintain zero-balance accounts for the purpose of managing local disbursements and may maintain payroll, withholding tax and other fiduciary accounts and (z) maintain other accounts so long as the aggregate monthly average daily balance over the immediately preceding twelve (12)-month period for all such Grantors in all such other accounts not subject to effective Control Agreement(s) does not exceed $1,000,000.

(iii) Each Grantor hereby covenants and agrees with the Collateral Agent and each other Secured Party that it shall not close or terminate any Controlled Deposit Account or Controlled Securities Account having an aggregate monthly average daily balance over the immediately preceding twelve (12) month period in excess of $1,000,000 without (A) the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld, and (B) unless a successor or replacement account has been established and, with respect to which, a Control Agreement has been entered into by the appropriate Grantor, the Collateral Agent and the Commodities Intermediary, Securities Intermediary or depository institution, as applicable, at which such successor or replacement account is to be maintained, in each case with the consent of the Collateral Agent, such consent not to be unreasonably withheld, and in accordance with the provisions of this Security Agreement and the Credit Agreement.

(h) Covenants Relating to Instruments. In the case any Grantor creates or acquires an Instrument (other than any Instrument having a principal amount outstanding of $1,000,000 or less, individually or in the aggregate or constituting checks delivered in the ordinary course of business) after the Closing Date, such Grantor shall (A) amend Schedule 2(i) hereto to include such Instrument and (B) shall deliver to the Collateral Agent all of the Instruments of such Grantor other than any Instrument having a principal amount outstanding of $1,000,000 or less, individually or in the aggregate, or constituting checks delivered in the ordinary course of business.

(i)	Covenants Relating to Equipment and Inventory.

(i) not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefore or the Collateral Agent.

(ii) On or prior to the date that is forty-five (45) days after the Closing Date (or such later date as the Collateral Agent may agree) and with respect to any Equipment or Inventory in excess of $1,000,000 individually or $1,000,000 in the aggregate that is in the possession or control of any warehouseman, bailee or other third party, join with the Collateral Agent in notifying the third party of the Collateral Agent’s security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent and following an Event of Default, to remove the Equipment and Inventory from such premises if the Collateral Agent so elects.

(iii) with respect to any Goods in excess of $1,000,000 individually or $1,000,000 in the aggregate subject to a Consignment for which such Grantor is the Consignor, file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that the Grantor has a first priority perfected security interest in such Goods.

(j)	Further Assurances.

(i) Promptly execute and deliver at its expense all further instruments and documents and take all further action that may be necessary or desirable or that the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including such further action to (A) perfect and protect the security interests created hereby and thereby in the Collateral of such Grantor (including any and all action necessary to satisfy the Collateral Agent that the Collateral Agent has obtained a first priority perfected security interest in all Collateral) and (B) enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral of such Grantor.

(ii) Without limiting the generality of the foregoing, each Grantor shall: (A) furnish the Collateral Agent with such information regarding the Collateral as the Collateral Agent may reasonably request from time to time, (B) file such financing or continuation statements, or amendments thereto, record security interests in Intellectual Property and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby and (C) furnish the Collateral Agent with such information regarding the Collateral, including the location thereof, as the Collateral Agent may reasonably request from time to time; provided, however, that in no case above shall steps be required to be taken under any non-U.S. laws.

6.	Advances by Holders of the Secured Obligations.

On the failure of any Grantor to perform any of the covenants and agreements contained herein, the Collateral Agent may, at its sole option and in its sole discretion, perform the same and, in so doing, may expend such sums as the Collateral Agent may reasonably deem advisable in the performance thereof, including (i) the payment of any insurance premiums or taxes or to obtain a release of a Lien or potential Lien, (ii) expenditures made in defending against any adverse claim and (iii) all other expenditures that the Collateral Agent may make for the protection of the security hereof or that it may be compelled to make by operation of Law. All such sums and amounts so expended shall be repayable by the Grantors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall, subject to Section 2.08 of the Credit Agreement, bear interest from the date said amounts are expended at the rate then applicable to Revolving Loans that are Base Rate Loans. No such performance of any covenant or agreement by the Collateral Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any default under the terms of this Security Agreement, the other Loan Documents or any other documents relating to the Secured Obligations. The Collateral Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim, except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

7.	Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent and the holders of the Secured Obligations shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations or by Law (including levy of attachment and garnishment), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Collateral Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Collateral Agent, at the expense of the Grantors, any Collateral at any place and time designated by the Collateral Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof and/or (v) without demand and without advertisement, notice, hearing or process of Law, all of which each of the Grantors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and waives any claims against the Collateral Agent arising by reason that any such private sale shall not have been made in a commercially reasonable manner solely as a result of the fact that such sale was conducted privately, as opposed to publicly. The Collateral Agent’s disclaimer of warranties relating to the Collateral shall not be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Collateral Agent and the holders of the Secured Obligations with respect to the Secured Obligations, the Grantors shall pay the Collateral Agent and each of the holders of the Secured Obligations all reasonable documented costs and expenses (including reasonable attorneys’ fees and expenses and court costs) incurred by the Collateral Agent or any such holder of the Secured Obligations in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Collateral Agent or the holders of the Secured Obligations or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Secured Obligations, including any of the foregoing arising in, arising under or related to a case under Debtor Relief Laws. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the

Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice. The Collateral Agent and the holders of the Secured Obligations shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by Law, any holder of the Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Collateral Agent and the holders of the Secured Obligations may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Collateral Agent and the holders of the Secured Obligations may further postpone such sale by announcement made at such time and place.

(b) Remedies relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Collateral Agent has exercised any or all of its rights and remedies hereunder, each Grantor will promptly upon request of the Collateral Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Collateral Agent. In addition, the Collateral Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Collateral Agent or its designee may notify any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Collateral Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Collateral Agent in accordance with the provisions hereof shall be solely for the Collateral Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Collateral Agent and the holders of the Secured Obligations shall have no liability or responsibility to any Grantor for (i) acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or (ii) determining the correctness of any remittance. Each Grantor hereby agrees to indemnify the Collateral Agent and the holders of the Secured Obligations from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses and charges, including reasonable attorneys’ fees and expenses, suffered or incurred by the Collateral Agent or the holders of the Secured Obligations (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements, except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by a Grantor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto. All amounts due under this subsection shall be payable within ten (10) Business Days after demand therefor.

(c) Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, solely during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor, to the extent such Grantor has the right to do so, hereby grants to the Collateral Agent a non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include reasonable access to any media in which any of the licensed items may be recorded or stored and to any computer programs used for the compilation or printout thereof.

(d) Remedies Relating to Investment Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, Collateral Agent may (i) apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent and (ii) instruct the Securities Intermediary or Commodity Intermediary at which any Securities Account or Commodities Account is maintained to transfer to or register in the name of Collateral Agent or any of its nominees any or all of the Securities Entitlement or Commodity Contract, as the case may be.

(e) Access. In addition to the rights and remedies hereunder, only upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Collateral Agent, and use the same, together with materials, supplies, books and records of the Grantors, for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Collateral Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(f) Nonexclusive Nature of Remedies. Failure by the Collateral Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Secured Obligations or as provided by Law, or any delay by the Collateral Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which, in the case of the Collateral Agent or the holders of the Secured Obligations, shall only be granted as provided herein. To the extent permitted by Law, neither the Collateral Agent, the holders of the Secured Obligations nor any party acting as attorney for the Collateral Agent or the holders of the Secured Obligations shall be liable hereunder for any acts or omissions, errors of judgment or mistakes of fact or Law, except to the extent that each results from its or their gross negligence or willful misconduct hereunder. The rights and remedies of the Collateral Agent and the holders of the Secured Obligations under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Collateral Agent or the holders of the Secured Obligations may have.

(g) Retention of Collateral. To the extent permitted under applicable Law, in addition to the rights and remedies hereunder, upon the occurrence and continuance of an Event of Default, the Collateral Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Collateral Agent shall have provided such notices, however, the Collateral Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(h) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Collateral Agent or the holders of the Secured Obligations are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 25 hereof), together with interest thereon at the Default Rate, together with the costs of collection and reasonable attorneys’ fees and expenses. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

8.	Rights of the Collateral Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Collateral Agent (in its capacity as Collateral Agent, acting on behalf of the holders of the Secured Obligations), its designees and agents as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, and give discharges and releases concerning the Collateral, all as the Collateral Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions determined by the Collateral Agent to be reasonable at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may reasonably deem appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the Goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing or relating to such Collateral;

(v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(vii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the Goods or services that have given rise thereto, as fully and completely as though the Collateral Agent were, for all purposes, the absolute owner thereof;

(ix) to adjust and settle claims under any insurance policy relating thereto;

(x) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

(xi) to institute any foreclosure proceedings that the Collateral Agent may reasonably deem appropriate and

(xii) to do and perform all such other acts and things as the Collateral Agent may reasonably deem appropriate or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Secured Obligations shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or Law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Performance by the Collateral Agent of Obligations. If any Grantor fails to perform any agreement or obligation contained herein, the Collateral Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantors on a joint and several basis (subject to Section 22 hereof).

(c) The Collateral Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Collateral Agent shall have no obligation to clean, repair or otherwise prepare the Collateral for sale.

9.	Collateral Agent as Agent.

(a) The Collateral Agent has been appointed to act as Collateral Agent hereunder by the Lenders and, by their acceptance of the benefits hereof, the other holders of Secured Obligations. The Collateral Agent shall be obligated and shall have the right hereunder to make demands, give notices, exercise or refrain from exercising any rights and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section 9(a), each holder of Secured Obligations, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such holder of Secured Obligations that all rights and remedies hereunder may be exercised solely by Collateral Agent for the benefit of holders of Secured Obligations in accordance with the terms of this Section 10(a).

(b) The provisions of the Credit Agreement relating to the Collateral Agent including, without limitation, the provisions relating to resignation of the Collateral Agent and the powers and duties and immunities of the Collateral Agent are incorporated herein by this reference and shall survive any termination of the Credit Agreement.

10.	Application of Proceeds.

Upon the occurrence and during the continuation of an Event of Default, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any of the holders of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement or other document relating to the Secured Obligations, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Collateral Agent shall have the continuing and exclusive right to apply and reapply, in its sole discretion, any and all such payments and proceeds.

11.	Costs of Counsel.

At all times hereafter, whether or not upon the occurrence of an Event of Default, the Grantors agree to promptly pay upon demand any and all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) of the Collateral Agent and the holders of the Secured Obligations (a) as required under Section 11.04 of the Credit Agreement and (b) as necessary to protect the Collateral or to exercise any rights or remedies under this Security Agreement or with respect to any of the Collateral. All of the foregoing costs and expenses shall constitute Secured Obligations hereunder.

12.	Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until it is terminated. Notwithstanding the foregoing, all indemnities provided hereunder shall survive termination of this Security Agreement.

(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

13.	Amendments and Waivers.

This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

14.	Successors in Interest.

This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Collateral Agent and the holders of the Secured Obligations hereunder, to the benefit of the Collateral Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement (or in a transaction permitted by Section 8.04 of the Credit Agreement).

15.	Notices.

All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

16.	Counterparts.

This Security Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart.

17.	Headings.

The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Security Agreement.

18.	Governing Law; Submission to Jurisdiction; Venue.

(a) THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS SECURITY AGREEMENT SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, BOROUGH OF MANHATTAN. BY EXECUTING AND DELIVERING THIS SECURITY AGREEMENT, EACH GRANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER THIS SECURITY AGREEMENT GOVERNED BY LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT HERETO). TO THE EXTENT PERMITTED BY APPLICABLE LAW EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS SECURITY AGREEMENT OR OTHER DOCUMENT RELATED HERETO. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c) EACH PARTY TO THIS SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS SECURITY AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS SECURITY AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND

CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS SECURITY AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

19.	Severability.

If any provision of this Security Agreement or any related document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and any other related document shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20.	Entirety.

This Security Agreement, the other Loan Documents and the other documents relating to the Secured Obligations comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersede all prior agreements, written or oral, on such subject matter. This Security Agreement was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

21.	Other Security.

To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including real property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the holders of the Secured Obligations under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Secured Obligations.

22.	Joint and Several Obligations of Grantors.

(a) Subject to subsection (c) of this Section 22, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the holders of the Secured Obligations for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b) Subject to subsection (c) of this Section 22, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts joint and several liability with the other Grantors with respect to the payment of all of the Secured Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Secured Obligations, it being the intention of the parties hereto that the payment of all of the Secured Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any of the other Loan Documents or in any of the other documents relating to the Secured Obligations, the obligations of each Guarantor under the Credit Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any other Debtor Relief Law (including any comparable provisions of any applicable state Law).

23.	Termination and Release.

(a) This Security Agreement and all security interests granted hereby shall terminate when (i) all of the Obligations under the Loan Documents (excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the aggregate amount available to be drawn under Letters of Credit has been reduced to zero (including as a result of obtaining the consent of the applicable L/C Issuer through the provision of Cash Collateral or other arrangement satisfactory to the applicable L/C Issuer) and no L/C Issuer has any further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b) All security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 10.10 of the Credit Agreement.

(c) In connection with any termination or release pursuant to subsection (a) or (b) of this Section 23, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release so long as the applicable Grantor shall have provided the Collateral Agent such certifications or documents as the Collateral Agent shall reasonably request in order to demonstrate compliance with this Section 23. Any execution and delivery of documents by the Collateral Agent pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.

[Signatures on Following Pages]

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first written above.

GRANTORS:	KRATON POLYMERS LLC, a Delaware limited liability company

By:	/s/ Stephen Tremblay
Name:	Stephen Tremblay
Title:	Vice President and Chief Financial Officer

KRATON PERFORMANCE POLYMERS, INC., a Delaware corporation

By:	/s/ Stephen Tremblay
Name:	Stephen Tremblay
Title:	Vice President and Chief Financial Officer

ELASTOMER HOLDINGS, LLC a Delaware limited liability company

By:	/s/ Stephen Tremblay
Name:	Stephen Tremblay
Title:	Vice President and Chief Financial Officer

KRATON POLYMERS U.S. LLC a Delaware limited liability

By:	/s/ Stephen Tremblay
Name:	Stephen Tremblay
Title:	Vice President and Chief Financial Officer

KRATON POLYMERS CAPITAL CORPORATION a Delaware corporation

By:	/s/ Stephen Tremblay
Name:	Stephen Tremblay
Title:	Vice President and Chief Financial Officer

Accepted and agreed to as of the date first written above.

COLLATERAL AGENT:	BANK OF AMERICA, N.A., as Collateral Agent

	By:	/s/ Antonikia (Toni) Thomas
Name: Antonikia (Toni) Thomas
Title: Assistant Vice President